UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Chromocell Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (877) 265-8266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHRO	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2024, Chromocell Therapeutics Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the five proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2024 (the “Proxy Statement”).

As of the close of business on September 20, 2024, the record date for the Annual Meeting, 5,766,704 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote. Holders of shares of Common Stock were entitled to one vote per share for each share of Common Stock. Stockholders holding an aggregate of 3,950,312 votes were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The five (5) nominees named in the Proxy Statement were elected at the Annual Meeting to serve as the Company’s directors until the Company’s 2025 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. The final voting results with respect to the election of each such nominee were as follows:

Nominee	For	Withheld
Todd Davis	3,534,258	815
Ezra Friedberg	3,534,258	815
Francis Knuettel II	3,534,258	815
Dr. Richard Malamut	3,534,254	819
Chia-Lin Simmons	3,532,834	2,239

There were 415,239 broker non-votes with respect to each such nominee for the first proposal.

Proposal 2 – The amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
3,527,889	4,985	2,199

There were 415,239 broker non-votes with respect to the second proposal.

Proposal 3 – The proposal to waive the limit on the number of shares of Common Stock that may be issued to certain shareholders pursuant to that certain Securities Purchase Agreement, dated July 24, 2024, and that certain Common Stock Purchase Agreement, dated July 26, 2024, as required by the NYSE American LLC, was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
3,126,104	406,770	2,199

There were 415,239 broker non-votes with respect to the third proposal.

Proposal 4 – The reincorporation of the Company in Nevada and simultaneous name change to “Channel Therapeutics Corporation” was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
2,603,047	2,335	929,691

There were 415,239 broker non-votes with respect to the fourth proposal.

Proposal 5 – The appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 was ratified by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
3,941,195	6,918	2,199

Item 8.01	Other Events.

On October 22, 2024, the board of directors of the Company authorized an amendment (the “Amendment”) to the Company’s existing stock repurchase plan, dated August 5, 2024 (as amended, the “Repurchase Plan”) to increase the total value of shares of Common Stock available for repurchase by the Company under the Repurchase Plan by an additional $500,000, to $750,000. In addition, the Amendment extends the termination date of the Repurchase Plan from December 31, 2024 to June 30, 2025, prior to which Common Stock may be repurchased, unless completed sooner or otherwise extended. Open market purchases are intended to be conducted in accordance with applicable Securities and Exchange Commission regulations, including the guidelines and conditions of Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and actual number of shares repurchased will depend on a variety of factors including trading price, the Company’s financial performance, corporate and regulatory requirements and other market conditions.

A copy of the press release dated October 24, 2024 announcing the Repurchase Plan Amendment is filed as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	Chromocell Therapeutics Corporation

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Executive Officer and Chief Financial Officer